Exhibit (21)


                              UNIFI, INC.

                              SUBSIDIARIES




                              Percentage
                                                       of Voting
                                                       Securities
   Name                 Address         Incorporation    Owned
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Unifi, FSC Limited      Agana, Guam     Guam             100%

Unifi Textured Yarns    Letterkenny,
Europe, Ltd.            Ireland         United Kingdom   100%

Unifi International
Service, Inc.           Greensboro, NC  North Carolina   100%